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                                   EXHIBIT 4.1

                    STOCK OPTION PLAN AND OFFERING NOTICE AS
                     AMENDED AND RESTATED ON JANUARY 9, 2002







                                AXCAN PHARMA INC.

                                STOCK OPTION PLAN

                                       AND

                                 OFFERING NOTICE

                   AS AMENDED AND RESTATED ON JANUARY 9, 2002

1.       PURPOSE OF THE PLAN

1.1 The purpose of this stock option plan (the "Plan") is to provide directors, senior executives, Consultants and full-time employees of Axcan Pharma Inc. ("Axcan") and its subsidiaries (Axcan and its subsidiaries, present and future, being hereinafter referred to collectively as the "Corporations") with a proprietary interest through the granting of options to purchase shares of Axcan, subject to certain conditions as hereinafter set forth, for the following purposes:

1.1.1 to increase the interest in the Corporations' welfare of those directors, senior executives, Consultants and employees who share primary responsibility for the management, growth and protection of the business of the Corporations;

1.1.2    to  furnish  an  incentive  to  such  directors,   senior   executives,
         Consultants   and   employees  to  continue   their   services  or  the
         Corporations; and

1.1.3 to provide a means through which each of the Corporations may attract able persons to enter its employment.

1.2      For the purposes of the Plan:

1.2.1 the term "Consultant" means any person or company engaged to provide ongoing management or consulting services for the Corporations;

1.2.2 the term "Other Plans" means any stock option, stock option plan, stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more directors, senior executives, Consultants or full-time employees, including a share purchase from treasury which is financially assisted by any of the Corporations by way of a loan, guaranty or otherwise and including without limitation Axcan's Share Purchase Plan adopted on December 15, 1995 and Axcan's Stock Participation Plan adopted on December 15, 1995;

1.2.3 the term "Outside Director" means a director of any of the Corporations who is not an employee of any of the Corporations and a director who has ceased to be an employee of any of the Corporations as at and from the date of such termination; and

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1.2.4    a "Subsidiary of Axcan" shall be any corporation  (other than Axcan) in an unbroken chain of corporations beginning with Axcan if, at the time of the granting of the option hereunder, each of the corporations other than the last corporation in the unbroken chain owns shares to which are attached more than fifty percent (50%) of the aggregate voting rights attached to all classes of shares in one of the other corporations in such chain.

2.       ADMINISTRATION OF THE PLAN

2.1 The Plan shall be administered by the Board of Directors of Axcan (the "Board"). The Board may delegate the general administration of the Plan to any committee of the Board, in which case, unless the context otherwise requires, all references herein to the Board shall be deemed to be references to such committee.

2.2 The Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations for carrying out the provisions and purposes of the Plan. The interpretation, construction and application of the Plan and any provisions thereof made by the Board, shall be final and binding on all holders of options granted under the Plan and all persons eligible under the provisions of the Plan to participate therein. No member of the Board shall be liable for any action taken or for any determination made in good faith in the administration, interpretation, construction or application of the Plan.

3.       GRANTING OF OPTIONS

3.1 The Board may, from time to time, designate directors, senior executives, Consultants and full-time employees of the Corporations to whom options to purchase common shares in the share capital of Axcan (the "Common Shares") may be granted and the number of Common Shares to be optioned to each, provided that:

3.1.1 the total number of Common Shares to be optioned to any one individual under the Plan, when combined with the number of Common Shares issued or issuable to such individual under any of the Other Plans, shall not exceed five percent (5%) of the total issued and outstanding Common Shares as of the date of grant of the option;

3.1.2 the total number of Common Shares to be optioned under the Plan shall not exceed the number provided in section 4.1 hereof;

3.1.3 the total number of Common Shares reserved for issuance to insiders ("Insiders" as defined in the Securities Act (Quebec)) and their associates ("Associates" as defined in the Securities Act (Quebec)) under the Plan or any of the Other Plans shall not exceed ten percent (10%) of the Common Shares outstanding on the date of reservation of such Common Shares;

3.1.4 the total number of Common Shares issued to all Insiders and their Associates under the Plan or Other Plans within a one-year period, shall not exceed ten percent (10%) of the Common Shares outstanding on the date of issuance of such Common Shares; and

3.1.5 the total number of Common Shares issued to any one Insider and his Associates under the Plan or Other Plans within a one-year period shall not exceed five percent (5%) of the Common Shares outstanding on the date of issuance of such Common Shares.

For the purposes of subsections 3.1.3, 3.1.4 and 3.1.5: (i) an entitlement granted prior to the optionee becoming an Insider or Associate of an Insider shall be excluded in determining the number of shares issuable to Insiders and their Associates and (ii) no person shall be considered an Insider solely by virtue of being a director or senior executive of a Subsidiary of Axcan.

3.2          Provided they may be granted in accordance  with the  provisions of section 3.1 above, options to Outside Directors to purchase Common Shares shall be granted as follows:

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3.2.1    A one-time option to purchase  twenty  thousand  (20,000) Common Shares shall be granted to an Outside Director on the day such Outside Director is first elected or named to the Board; provided, however, that if such day is not a business day, the grant shall be effective on the first business day following such election or nomination ("Initial Options").

3.2.2 On an annual basis, on the date of an Outside Director's election or re-election pursuant to the shareholders meeting, an option to purchase seven thousand five hundred (7,500) Common Shares shall be granted to each such Outside Director ("Annual Options"). Annual Options will be cancelled on any given year should an Outside Director fail in the option of the Board acting fairly, to reasonably fulfil his duties as an Outside Director, in such a case, the Annual Options granted to him for such year shall be cancelled forthwith as if never granted.

3.3 Options may only be granted by Axcan pursuant to decisions of the Board. No option shall be granted to any person who is not a director, senior executive, Consultant or full-time employee of any of the Corporations. For United States federal income tax purposes, options granted pursuant to the Plan may be either Incentive Stock Options ("Incentive Stock Options") meeting the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "U.S. Tax Code"), or non-statutory options which are not intended to meet the requirements of U.S. Tax Code Section 422.

3.4 The granting of options hereunder and the obligation of Axcan to deliver its Common Shares pursuant hereto shall be subject to Axcan obtaining the approval of any competent authority which may be required in connection with the granting of options hereunder or the authorization, issuance or sale of the optioned shares and, if required, Axcan having effectively listed the optioned shares on any stock exchange on which Common Shares may then be listed. Axcan shall use its best efforts to obtain all approvals necessary to give effect to this Plan.

4.       SHARES SUBJECT TO THE PLAN

4.1 The maximum number of Common Shares which may be optioned under the Plan, subject to the provisions of article 8 hereof, shall be 4,500,000 Common Shares.

4.2 The Common Shares in respect of which options are not exercised before their expiry shall be available for subsequent options to be granted pursuant to the provisions hereof.

5.       OPTION PRICE

5.1 The option price per share for Common Shares which are the subject of any option shall be fixed by the Board when such option is granted. Except as set forth in article 11, the option price for said shares shall be the reported closing price for Common Shares on any stock exchange on which Common Shares may then be listed on the last trading day before the day on which the option is granted, provided that:

5.1.1 if no sale is reported on any such stock exchange on that day, the reported closing price shall be deemed to be the mean of the highest bid and asked quotations, if any, for such shares on any stock exchange selected by the Board on which the Common Shares are listed on that date;

5.1.2 if the Common Shares are listed on more than one stock exchange and the closing price for such last trading day is not the same on all such exchanges, the option price shall be the reported closing price on the exchange having recorded the highest volume of Common Shares traded for such day; and

5.1.3 prices and quotations expressed in Canadian or U.S. currency shall be converted in the other currency based on the exchange rate prevailing for the relevant trading day as published in the Wall Street Journal (or failing its publication, in any national financial newspaper published in Canada or the United States as may be selected by the Board).

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6.       CONDITIONS GOVERNING OPTIONS

6.1 Options shall be evidenced by a stock option agreement or other written instrument in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of the following be included or referenced therein:

6.1.1 Employment - The granting of an option to a director, senior executive, Consultant or full-time employee shall not impose upon any of the Corporations any obligation to retain the optionee in its employ or to preserve the office of the optionee.

6.1.2 Option Term - The period during which an option is exercisable shall not, subject to the provisions of the Plan, exceed ten (10) years from the date the option is granted.

6.1.3 Exercise of Options - Prior to its expiration or earlier termination in accordance with the Plan, each option shall be exercisable as to the whole or any portion thereof at the time or times stipulated. The Board may, at the time of granting a particular option, impose such conditions as it shall determine in its sole discretion regarding the time or times at which the option may be exercised in whole or in part.

6.1.4 Non-assignability of Options - Each option granted hereunder is personal to the optionee and shall not be assignable or transferable by the optionee, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased optionee. No option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity, and, subject to the foregoing exception in the case of death, each option granted hereunder may be exercised only by the optionee.

6.1.5    Effect of Termination of Office or Employment or of Death
         ---------------------------------------------------------

6.1.5.1 Upon an optionee's full-time employment or consulting services with the Corporations being terminated for cause or upon an optionee ceasing to be a director or senior executive of any of the Corporations by reason of his being removed or becoming disqualified from being a director or senior executive by law, any option or the unexercised portion thereof granted to him shall terminate forthwith.

6.1.5.2 Upon an optionee's full-time employment or consulting services with the Corporations being terminated (except in the case of transfer from one Corporation to another Corporation contemplated herein) otherwise than by reason of death or termination for cause, or upon an optionee ceasing to be a director (other than an Outside Director) or senior executive of any of the Corporations other than by reason of death, removal or disqualification by law, any option or unexercised portion thereof granted to such optionee may be exercised by him only for that number of Common Shares which he was entitled to acquire under the option pursuant to subsection 6.1.3 hereinabove at the time of such termination or cessation. Such option shall only be exercisable within ninety (90) days after such termination or cessation or prior to the expiration of the term of the option, whichever occurs earlier. Any option or unexercised portion thereof granted to an optionee who is an Outside Director, and who ceases to hold his office for reason other than death, removal or disqualification by law, may be exercised within the time period and in accordance with the other terms and conditions provided for any such option.

6.1.5.3 If an optionee dies while employed on a full-time basis by any of the Corporations or while serving as a director, Consultant or senior executive of any of the Corporations, any option or unexercised portion thereof granted to such optionee may be exercised by a legatee or legatees of such optionee under the optionee's last will or by his personal representatives for that number of Common Shares which he was entitled to acquire under the option pursuant to subsection 6.1.3 hereinabove at the time of his demise. Such option shall only be exercisable within twelve (12) months after the optionee's death or prior to the expiration of the term of the option, whichever occurs earlier.

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6.1.5.4               The  Board  may,  subject  to the  prior  approval  of The
                      Toronto Stock Exchange, or other relevant regulatory authorities, at any time and at its discretion, waive any of the termination provisions contained in subsections 6.1.5.1, 6.1.5.2 and 6.1.5.3 hereof in respect of any particular optionee.

6.1.6 Rights as a Stockholder - The optionee (or his personal representatives or legatees) shall have no rights whatsoever as a shareholder in respect of any shares covered by his option until the date of issuance of a share certificate to him (or his personal representatives or legatees) for such shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

6.1.7 Method of Exercise - Subject to the provisions of the Plan, an option granted under the Plan shall be exercisable (from time to time as provided in subsection 6.1.3 hereinabove) by the optionee's (or his personal representatives' or legatees') giving of notice in writing to Axcan at its registered office, addressed to its Vice-President, Finance, which notice shall specify the number of Common Shares in respect of which the option is being exercised and shall be accompanied by full payment, by cash or certified cheque, of the purchase price for the number of shares specified. On the date of issue of the certificate representing the shares purchased under the option, which shall not be later than the tenth (10th) business day following the date of receipt by the Vice-President, Finance of Axcan of the written notice herein referred to, the optionee shall be considered as the registered holder of such number of shares as the optionee (or his personal representatives or legatees) shall have then paid for and as are specified in such notice and Axcan shall cause the transfer agent and registrar of Axcan to deliver to the optionee (or his personal representatives or legatees), according to the latter's written instructions, if any, a certificate in the name of the optionee representing such shares. If required by the Board by notification to the optionee at the time of granting of the option, it shall be a condition of such exercise that the optionee shall represent that he is purchasing the Common Shares in respect of which the option is being exercised for investment only and not with a view of resale or distribution.

7.       USE OF PROCEEDS

7.1 The proceeds received by Axcan upon the exercise of options by optionees shall be used to increase the working capital of Axcan and for general corporate purposes.

8.       ADJUSTMENT TO SHARES SUBJECT TO THE OPTION

8.1 In the event that the outstanding Common Shares of Axcan are hereafter changed into or exchanged for a different number or kind of shares or other securities of Axcan or of another Corporation, or in the event that there is a reorganization, amalgamation, consolidation, reclassification, dividend payable in capital stock or other change in the capital stock of Axcan, subject to regulatory approval, the Board shall make such adjustments as it deems appropriate in the number and kind of shares for the purchase of which options may be granted under the Plan and such adjustments shall be final and binding.

9.       AMENDMENT OR DISCONTINUANCE OF THE PLAN

9.1 The Board may amend, subject to the prior approval of The Toronto Stock Exchange or other relevant regulatory authorities, or discontinue the Plan or the terms of any options granted under the Plan at any time, provided, however, that no such amendment may detrimentally alter any option previously granted to an optionee under the Plan without the consent of the optionee, except to the extent required by law.

9.2 Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board in implementation thereof:

9.2.1 in the event Axcan proposes to amalgamate, merge or consolidate with any other Corporation (other than with a wholly-owned Subsidiary of Axcan) or to liquidate, dissolve or wind-up, or in the event an offer to purchase the Common Shares or any part thereof shall be made to all holders of Common Shares, Axcan

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         shall have the right,  upon  written  notice  thereof to each  optionee holding options under this Plan, to permit the exercise of all such options within the thirty (30) day period next following the date of such notice and to determine that upon the expiration of such thirty
         (30) day period, all rights of optionees to such options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have any further force or effect whatsoever;

9.2.2 the Board may, by resolution, advance the date on which any option may be exercised, in the manner to be set forth in such resolution. The Board shall not, in the event of any such advancement, be under any obligation to advance the date upon which any option may be exercised by any other optionee; and

9.2.3 the Board may, by resolution, but subject to applicable regulatory provisions, decide that any of the provisions hereof concerning the effect of termination of the optionee's full-time employment, consulting services or cessation of the optionee's office as senior executive or director shall not apply for any reason acceptable to the Board.

10.      OTHER MATERIAL INFORMATION

10.1 Reference is made to the most recently available proxy material, annual information form, press releases, material change reports and annual financial statements of Axcan as regards certain facts relating to Axcan which may be material.

11.      INCENTIVE STOCK OPTIONS

11.1 Options granted under the Plan which are intended to be Incentive Stock Options may only be granted before the 10th anniversary of the Plan's effective date (such anniversary being December 15, 2005) and only to persons who are employees of the Corporations on the date of grant and shall be subject to the following additional terms and conditions:

11.1.1 Dollar Limitation - To the extent that the aggregate fair market value of Common Shares for which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans of the Corporations, with fair market value being determined as of each Incentive Stock Option's date of grant) exceeds U.S. $100,000, options designated as Incentive Stock Options shall be treated as non-qualified stock options for United States tax purposes, with later granted options being treated as non-qualified stock options first; and

11.1.2 10% Stockholder - If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such Incentive Stock Option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporations, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual: (i) the purchase price per share of the Common Share subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Share at the time of grant; and (ii) the option exercise period shall not exceed five years from the date of grant.

Except as modified by the preceding provisions of this article 11, all the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

12.      EFFECTIVE DATE OF PLAN

12.1 This Plan was (i) originally adopted by the Board on December 15, 1995, (ii) amended by the Board on December 23, 1999 and ratified by the Shareholders of Axcan on February 22, 2000, (iii) re-amended as of December 19, 2000 and ratified by the shareholders of Axcan on February 19, 2001, and (iv) re-amended as of January 9, 2002 and ratified by the shareholders of Axcan on February 21, 2002. Should changes be required in this Plan by any securities commission or other governmental body of any province of Canada to which this Plan has been submitted or by The Toronto Stock Exchange or any other exchange on which the Common Shares may from time to time be listed, such changes shall be made in this Plan as are necessary to conform with such requests and if

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such changes are approved by the Board,  this Plan, as amended,  shall remain in full force and effect in its amended form as of and from December 15, 1995. Axcan may, in its discretion, qualify this Plan in additional jurisdictions outside of Canada. However, unless and until Axcan decides to so qualify this Plan, employees residing in such other jurisdictions are not eligible to participate in this Plan.

                                            By Order of the Board of Directors



                                            February 22, 2002


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SECRETARY CERTIFICATION

The undersigned certifies that the Stock Option Plan restated and amended is a true copy of the Plan as adopted and restated on January 9, 2002, and has not been amended or revoked.

April 24, 2002

/s/ Francois Painchaud
Francois Paichaud
Secretary